CATERPILLAR FINANCIAL SERVICES CORPORATION

POWERNOTES (SM)

With Maturities of 9 months or more from Date of Issue


Registration No.  333-35460
Filed Pursuant to Rule 424 (b) (2)
PRICING SUPPLEMENT NO.  038				Trade Date: 01/18/01
(To Prospectus Supplement & Prospectus dated
  September 8, 2000)						Issue Date:  01/23/01
The Date of this Pricing Supplement January 18, 2001

SUBJECT TO REDEMPTION
OR REPAYMENT
  CUSIP									Date and terms of redemption or
     or	Stated				             Interest			repayment (including any
Common	Interest		  Price to	 Discounts & Payment	Survivor's		applicable
                                                            regular or special
  Code	Rate (1)	Maturity	Public (2)	Commissions       Frequency	  Option	Yes/No
                                                                 	record dates)

14911QBP5  6.25%      01/15/08	  100%	     1.00%	 Monthly  	   YES	   NO



Original Issue Discount Note:					Total Amount of OID:
____  Yes	  X   No						N/A



(1) The interest rates on the PowerNotes (SM) may be changed by Caterpillar Financial Services Corporation from time to time, but any such change will not affect the interest rate on any PowerNotes (SM) offered prior to the effective date of the change.

(2) Expressed as a percentage of aggregate principal amount. Actual Price to Public may be less, and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation sheet.